SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware	33-059-5156
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities
On November 23, 2009, Vermillion, Inc. (the “Company”) exchanged $135,000 face amount of its 4.50% Convertible Senior Notes due 2008 for 6,750 shares of the Company’s common stock par value $0.001 in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
On November 24, 2009, the Company issued a press release announcing that the Company filed its Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court for the District of Delaware. A hearing to consider approval of the Disclosure Statement is presently scheduled for December 8, 2009, with the hearing on the confirmation of the Plan scheduled for January 7, 2010. The Plan calls for the Company to pay all claims in full. The Plan is expected, if approved, to allow holders of the Company’s common stock to retain their equity interests in the Company. The Disclosure Statement is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release issued by the Company is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
On November 18, 2009, $2,400,000 face amount of the Company’s 7.00% Convertible Senior Notes due 2011 were converted pursuant to the terms thereof. The Company issued 120,000 shares of its common stock par value $0.001 in connection with the conversion.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Disclosure Statement for Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

	99.2	Press Release dated November 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: November 25, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosure Statement for Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

99.2	Press Release dated November 24, 2009